Exhibit 99.1

THE HOME DEPOT ANNOUNCES SECOND QUARTER RESULTS

ATLANTA, August 19, 2008 — The Home Depot®, the world’s largest home improvement retailer, today reported fiscal 2008 second quarter consolidated net earnings of $1.2 billion, or $0.71 per diluted share, compared with $1.6 billion, or $0.81 per diluted share, in the same period in fiscal 2007.  Earnings per diluted share from continuing operations in the second quarter of fiscal 2008 were $0.71, compared to $0.77 per diluted share in the second quarter of fiscal 2007, a decrease of 7.8 percent.

Sales for the second quarter totaled $21.0 billion, a 5.4 percent decrease from the second quarter of fiscal 2007, reflecting negative comparable store sales of 7.9 percent, offset in part by sales from new stores.

The Company’s fiscal 2007 contained 53 weeks of operations. This shifted the Company’s 2008 fiscal calendar.  Because of this shift, and given the seasonal nature of its business, second quarter sales, on a like for like calendar basis, were negatively impacted by approximately $160 million.  Excluding the calendar shift, on a like for like basis, comparable store sales for the quarter were negative 7.2 percent.

“We continue to see pressure on our market and the consumer, generally,” said Frank Blake, chairman & CEO. “Despite the macroeconomic conditions, we saw improved execution in our merchandising and operations initiatives during the past quarter. I am very proud of what our associates have accomplished in a difficult environment,” said Blake.

Fiscal Year 2008 Financial Outlook

Given the continued softness in the housing and home improvement markets as well as the commitment to invest in its key retail priorities, the Company believes fiscal 2008 sales will decline by approximately five percent and diluted earnings per share from continuing operations will decline by approximately 24 percent. This is consistent with its previous guidance.  The Company’s 2008 earnings per share guidance does not include its store rationalization charge from the closing of 15 stores and removal of 50 stores from its future growth pipeline.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

-more-

At the end of the second quarter, the Company operated a total of 2,257 retail stores, which included 1,965 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 167 stores in Canada, 72 stores in Mexico, 12 stores in China, as well as 2 THD Design Centers, 5 Yardbirds stores and 34 EXPO Design Center locations. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

Certain statements contained herein, including any statements related to the state of the home improvement market, the state of the construction and housing markets, our reinvestment plans and financial outlook, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. While these statements are based on currently available information and current expectations and projections about future events, such forward-looking statements may prove to be incorrect. Risks and uncertainties include but are not limited to: economic conditions in North America; changes in our cost structure; our ability to attract, train and retain highly qualified associates; conditions affecting customer transactions and average ticket, including, but not limited to,  improving and streamlining operations, and customers’ in-store experience. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008.

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For more information, contact:

Financial Community

News Media

Diane Dayhoff	Paula Drake
Sr. Vice President of Investor Relations	Sr. Mgr., Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND SIX MONTHS ENDED AUGUST 3, 2008 AND JULY 29, 2007

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Six Months Ended		% Increase
	8-3-08	7-29-07	(Decrease)	8-3-08	7-29-07	(Decrease)
NET SALES	$20,990	$22,184	(5.4)%	$38,897	$40,729	(4.5)%
Cost of Sales	14,026	14,843	(5.5)	25,861	27,125	(4.7)
GROSS PROFIT	6,964	7,341	(5.1)	13,036	13,604	(4.2)

Operating Expenses:
Selling, General and Administrative	4,470	4,370	2.3	9,370	8,556	9.5
Depreciation and Amortization	452	414	9.2	896	819	9.4
Total Operating Expenses	4,922	4,784	2.9	10,266	9,375	9.5

OPERATING INCOME	2,042	2,557	(20.1)	2,770	4,229	(34.5)

Interest (Income) Expense:
Interest and Investment Income	(4)	(27)	(85.2)	(7)	(38)	(81.6)
Interest Expense	161	172	(6.4)	328	343	(4.4)
Interest, net	157	145	8.3	321	305	5.2

EARNINGS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	1,885	2,412	(21.8)	2,449	3,924	(37.6)

Provision for Income Taxes	683	891	(23.3)	891	1,456	(38.8)

EARNINGS FROM CONTINUING OPERATIONS	1,202	1,521	(21.0)	1,558	2,468	(36.9)

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	66	(100.0)	—	165	(100.0)

NET EARNINGS	$1,202	$1,587	(24.3)%	$1,558	$2,633	(40.8)%

Weighted Average Common Shares	1,680	1,960	(14.3)%	1,680	1,960	(14.3)%

BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.72	$0.78	(7.7)	$0.93	$1.26	(26.2)
BASIC EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.03	(100.0)	$—	$0.08	(100.0)
BASIC EARNINGS PER SHARE	$0.72	$0.81	(11.1)	$0.93	$1.34	(30.6)

Diluted Weighted Average Common Shares	1,685	1,969	(14.4)%	1,684	1,969	(14.5)%

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.71	$0.77	(7.8)	$0.93	$1.25	(25.6)
DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS	$—	$0.03	(100.0)	$—	$0.08	(100.0)
DILUTED EARNINGS PER SHARE	$0.71	$0.81	(12.3)	$0.93	$1.34	(30.6)

Note:  The sum of Diluted Earnings per Share from Continuing Operations and Diluted Earnings per Share from Discontinued Operations may not total Diluted Earnings per Share due to rounding.

	Three Months Ended		% Increase	Six Months Ended		% Increase
SELECTED HIGHLIGHTS (1)	8-3-08	7-29-07	(Decrease)	8-3-08	7-29-07	(Decrease)
Number of Customer Transactions	361	377	(4.2)%	675	695	(2.9)%
Average Ticket	$57.58	$58.30	(1.2)	$57.48	$58.63	(2.0)
Weighted Average Weekly Sales per Operating Store (in thousands)	$707	$772	(8.4)	$662	$719	(7.9)
Square Footage at End of Period	237	230	3.0	237	230	3.0
Capital Expenditures	$511	$794	(35.6)	$960	$1,435	(33.1)
Depreciation and Amortization (2)	$482	$446	8.1%	$956	$881	8.5%

(1) Includes continuing operations only.

(2) Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF AUGUST 3, 2008, JULY 29, 2007 AND FEBRUARY 3, 2008

(Amounts in Millions)

	8-3-08	7-29-07	2-3-08
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$1,062	$3,024	$457
Receivables, net	1,506	1,554	1,259
Merchandise Inventories	11,864	12,287	11,731
Other Current Assets	1,402	1,226	1,227
Current Assets of Discontinued Operations	—	3,781	—
Total Current Assets	15,834	21,872	14,674

Property and Equipment, net	27,077	26,649	27,476
Goodwill	1,218	1,189	1,209
Other Assets	970	623	965
Noncurrent Assets of Discontinued Operations	—	6,531	—
TOTAL ASSETS	$45,099	$56,864	$44,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-Term Debt	$—	$—	$1,747
Accounts Payable	7,122	7,686	5,732
Accrued Salaries and Related Expenses	1,062	1,077	1,094
Current Installments of Long-Term Debt	300	15	300
Other Current Liabilities	4,153	4,695	3,833
Current Liabilities of Discontinued Operations	—	1,714	—
Total Current Liabilities	12,637	15,187	12,706

Long-Term Debt	11,366	11,628	11,383
Other Long-Term Liabilities	2,447	2,459	2,521
Noncurrent Liabilities of Discontinued Operations	—	415	—
Total Liabilities	26,450	29,689	26,610

Total Stockholders’ Equity	18,649	27,175	17,714
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,099	$56,864	$44,324